Exhibit 10.1

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

DATED AUGUST 9,			2021

	MATT HARRIS	(1)

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	ARGO MANAGEMENT SERVICES LIMITED	(2)

SEPARATION AGREEMENT

Ref:cm2ecb

Hogan Lovells International LLP

Atlantic House, Holborn Viaduct, London EC1A 2FG

Hogan Lovells

Hogan Lovells

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SEPARATION AGREEMENT

WITHOUT PREJUDICE AND SUBJECT TO CONTRACT

THIS AGREEMENT is made on 9 August 2021

BETWEEN:

(1)	Matt Harris (“you”); and

(2)	Argo Management Services Limited whose principal place of business is at Exchequer Court, 33 St Mary Axe, London EC3A 8AA (the “Company”).

INTERPRETATION:

In this Agreement

“Adviser” means a relevant independent adviser (as defined in section 203 Employment Rights Act 1996) from whom you have received legal advice as to the terms of this Agreement and its effect and, in particular, its effect on your ability to pursue your rights before an Employment Tribunal; and

“Employment Contract” means the contract of employment between you and the Company dated 1 August 2017;

“Group Company” means any company which for the time being is:

(a)	a parent undertaking (as defined by the Companies Act 2006) of the Company; or

(b)	any subsidiary undertaking (as defined by the Companies Act 2006) of any such parent undertaking or of the Company.

WHEREAS:

(1)	Your employment with the Company will terminate on 6 August 2021 by reason of your resignation.

(2)

Without any admission of liability, the Company has agreed to settle all claims and potential claims arising out of your employment and/or the termination of your employment and/or your directorships and/or your resignation from your directorships on the following terms.

IT IS AGREED:

1.	TERMINATION

1.1	Your employment will terminate on 6 August 2021 (the “Termination Date”) by reason of your resignation.

2.	PERIOD UP TO THE TERMINATION DATE

2.1

During your employment up to the Termination Date you will continue to be bound by all the terms of your Employment Contract and the Employee Handbook save that you are not required to, and must not, perform any duties and should not contact any members of staff, clients or suppliers or attend the Company’s offices.

2.2	You agree that you will answer any questions that are asked by the Company, acting reasonably, to ensure that there is a smooth handover of your responsibilities.

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2.3	You will receive:

(a)	your salary and other contractual benefits up to and including the Termination Date in the normal way; and

(b)	any pay in lieu of accrued but untaken holiday

less deductions for income tax and national insurance contributions at appropriate rates. Your P45 will be issued to you.

2.4	Save as set out in this Agreement you have no other entitlements to salary or any other contractual or other benefits.

3.	TERMINATION PAYMENT

3.1	Subject to and conditional upon your compliance with all the terms of this Agreement the sum of £200,000 (the “Termination Payment”) will be paid to you by way of payment in lieu of notice.

3.2

The Termination Payment will be made within 14 working days of the later of the Termination Date and the date of receipt by the Company of this Agreement signed by you together with the Adviser’s certificate at Schedule 1 signed by your Adviser.

4.	TAX

4.1	Income tax and National Insurance contributions at the appropriate rate or rates will be deducted from the Termination Payment before payment.

4.2

The Company makes no warranty as to the appropriate tax treatment of the Termination Payment. You agree that you will be responsible for paying any income tax which may be assessed on the Termination Payment and the value of all other benefits provided to you under this Agreement (save for any sums actually deducted by the Company). You further agree to indemnify and keep indemnified the Company and any Group Company in respect of any further income tax and/or employee’s national insurance contributions (including any interest, penalties, costs and fines) which the Company or any Group Company may incur in respect of this Agreement other than in relation to the sums deducted by the Company under this Agreement.

5.	EXPENSES

The Company will reimburse you for any expenses properly and reasonably incurred by you in the performance of your duties on or before the Termination Date. Any such claim must be submitted within 7 days of the Termination Date in accordance with the Company’s normal procedure.

6.	REFERENCES

Subject to any overriding regulatory obligations or requirements the Company will provide prospective employers on request with a reference in the form set out in Schedule 2 and will respond to all oral enquiries in a manner consistent with such reference provided that such enquiries are directed to the Company’s HR department.

7.	ANNOUNCEMENTS

The Company will issue a short internal announcement which shall confirm that you have left the business following your resignation. The Company will also make the necessary U.S. Securities and Exchange Commission and regulatory disclosures regarding your departure.

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8.	DIRECTORSHIPS

You agree to resign immediately from your directorship of the Company and from all your other directorships and other offices in any Group Companies by signing a letter of resignation in the form set out in Schedule 3. If you hold any trusteeships or other offices relating to the Company and/or any Group Company you will on request resign from them and execute such documents as may be necessary to give effect to your resignation.

9.	COMPANY PROPERTY

9.1

You undertake that you shall, at a date and time to be agreed between you and the Company, provide to a courier that shall be arranged by the Company (at its cost) all mobile phones, Tablets or other similar devices, security tokens, laptops, keys, credit cards, correspondence, documents, reports, papers, records and data (including notes, summaries and extracts) which relate to the Company or its business or that of any Group Company, held in any form (including electronically) and any other Company property or property of any Group Company which is in your possession or under your control, together with all copies of the same. This clause 9.1 shall not apply to mobile phone number on your Company mobile phone which you may retain and the Company shall take such steps as may be required (at your expense) to transfer the number to you.

9.2	You also confirm that you have deleted from your personal computer(s) and any other personal electronic device(s) any information which

(a)	relates to the Company or any Group Company or its or their business or that of its or their clients and which you acquired during or as a result of your employment with the Company; or

(b)	is material whose copyright belongs to the Company or any Group Company, which is stored electronically or in any recoverable form.

You further confirm that you have made no copies of those materials whether onto hard drive or onto any other medium whether allowing for their reproduction or otherwise, nor passed them on to any third party and that you have not incorporated or adapted any such materials into any material belonging to you or a third party.

10.	CONFIDENTIALITY

10.1

The terms of this Agreement, the circumstances in which your employment was terminated, any circumstances potentially giving rise to an Employee Claim (as defined in Clause 12.2) and all discussions on these subjects shall be treated by you and the Company as confidential and shall not be disclosed to any other person save:

(a)

in the case of the Company, to HM Revenue & Customs and/or to the Board/ senior management and/or to those individuals who will be required to give effect to the terms of this Agreement and/or to those individuals who need to know for business reasons;

(b)	in the case of the Company, the Company shall make the necessary U.S. Securities and Exchange Commission and regulatory disclosures regarding your departure;

(c)	as may be required by law or by a relevant regulator;

(d)	for the purposes of co-operating with a law enforcement agency or relevant regulator in connection with a criminal or regulatory investigation or criminal prosecution or regulatory enforcement action;

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(e)

for the purposes of reporting misconduct or wrongdoing or a breach or potential breach of regulatory or criminal requirements to a relevant regulator or supervisory authority (including to a law enforcement authority);

(f)	for the purposes of obtaining advice from professional advisers in connection with this Agreement;

(g)

in your case, your immediate family or to other professional advisers (including medical advisers) provided that such advisers owe you a professional obligation of confidentiality (which you agree not to waive). In the case of disclosures to your immediate family, you may not disclose any such information until you have procured that the person to whom such matters are disclosed will keep confidential the information you impart to them; or

(h)

in your case and subject to your obligations under clause 10.4, to a prospective employer or recruitment consultant for the purposes of confirming that your employment ended by reason of resignation for personal reasons.

10.2	Nothing in this Agreement shall prevent you from making a protected disclosure within the meaning of s43A of the Employment Rights Act 1996.

10.3	You acknowledge that you remain bound by and will comply with your ongoing duties of confidentiality to the Company and to any Group Company and shall not:

(a)

disclose to any person, firm, company or organisation whatsoever (save as may be required by law or to any regulatory authority or for the purposes of obtaining advice from professional advisers in relation to this Agreement); or

(b)	otherwise make use of

any confidential or commercially sensitive information which you have or may have acquired in the course of your employment and which relates to the Company and/or any Group Company or to its or their business.

Information which has entered the public domain (otherwise than as a result of any breach by you of any obligation owed by you to the Company or any Group Company) shall cease to be confidential.

10.4

Subject to clause 10.1, the parties agree not to act in any manner detrimental to each other including, in your case, to any Group Company, and you agree not to make, or cause to be made, any derogatory statements concerning the Company, any Group Company, or its or their business or officers or employees. The Company agrees not to authorise the publication of any derogatory statements concerning you.

10.5

You agree not to make, or cause to be made, any statement or comment to the press (whether local, national or specialist) or to or on any other media (including social media such as FaceBook, Twitter or LinkedIn) concerning this Agreement or the circumstances of the termination of your employment with the Company, or your resignation or removal from any directorships or other offices with the Company or any Group Company without the prior written consent of the Company.

10.6	After the Termination Date you will not represent yourself as still connected with the Company or any Group Company, including on social media such as FaceBook, Twitter or LinkedIn.

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11.	RESTRICTIONS

You acknowledge you are bound by and undertake to continue to observe clause 15 of your Employment Contract notwithstanding the termination of your employment.

12.	FULL AND FINAL SETTLEMENT

12.1

You agree to accept the terms set out in this Agreement in full and final settlement of any and all claims, demands, costs, expenses or rights of action which you have or may have against the Company or any Group Company or any of its or their officers or employees, whether at common law, under statute, pursuant to European Union law or otherwise, however arising, in connection with your employment and/or its termination and/or your directorships and/or your removal or resignation from them (the “Identified Issues”) whether such claims are known or unknown and whether they are or could be in the contemplation of the parties at the date of this Agreement, including claims which as a matter of law do not at the date of this Agreement exist and/or whose existence cannot currently be foreseen (but excluding any claim in respect of accrued pension entitlement or personal injury).

12.2	In particular, but without limitation, the waiver and release contained in clause 12.1 extends to:

(a)	any claim for damages for breach of contract (whether brought before an Employment Tribunal or otherwise); and

(b)	any statutory claims which you have or may have for:

(i)	unfair dismissal, including any dismissal regarded as automatically unfair;

(ii)	discrimination, harassment and/or victimisation related to sex under the Equality Act 2010;

(iii)	discrimination, harassment and/or victimisation related to race under the Equality Act 2010;

(iv)	discrimination, harassment and/or victimisation related to sexual orientation under the Equality Act 2010;

(v)	discrimination, harassment and/or victimisation related to age under the Equality Act 2010;

(vi)	a detriment under section 47B (making a protected disclosure) of the Employment Rights Act 1996;

(vii)	a detriment under section 47C (taking leave for family reasons) of the Employment Rights Act 1996;

(viii)	a claim for unlawful deductions under Part II of the Employment Rights Act 1996;

(ix)	a claim under the Working Time Regulations 1998;

(x)	a claim under the Protection from Harassment Act 1997; and

(xi)	a claim under the General Data Protection Regulation or Data Protection Act 2018.

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The claims specified in this clause 12.1 (together the “Employee Claims”) are claims which it is recognised you have or may have arising out of the circumstances surrounding your employment and its termination.

12.3

You agree that you shall not institute or commence any other claims, actions or proceedings against the Company or any Group Company in relation to the Identified Issues before any Employment Tribunal or court whether in respect of the Employee Claims or otherwise.

12.4	For the avoidance of doubt, nothing in this Clause 12 shall prevent you from taking action against the Company before an Employment Tribunal or court to enforce the terms of this Agreement.

13.	REPRESENTATIONS AND WARRANTIES

13.1	You represent and warrant as a strict condition of the Company entering into this Agreement that:

(a)

having taken independent legal advice, that you have no complaints or grounds for any claim whatsoever against the Company in relation to the Identified Issues, including, without limitation, the Employee Claims and you are not aware of any claim or any facts which could give rise to any claim which is not being settled under this Agreement;

(b)	you are not aware of any facts, matters or symptoms which might give rise to a claim for personal injury against the Company and/or any of its Group Companies;

(c)	you are not aware of any facts or matters which might give rise to a dispute between you, the Company, any of its Group Companies and/or the pension trustees in respect of your pension rights;

(d)

you have not commenced any action against the Company or any Group Company and will not commence or continue any action in relation to the Employee Claims or otherwise arising out of the Identified Issues;

(e)	you have not made nor will you make any reference to the Information Commissioner in relation to any alleged breach of data protection obligations by the Company or any Group Company; and

(f)	as at the date of signature of this Agreement, you have not breached the confidentiality obligations in your Employment Contract.

13.2

You agree that if you bring, or somebody representing you or acting on your behalf brings, any claim relating to the Identified Issues (including one or more of the Employee Claims) against the Company and/or any of its Group Companies you will repay to the Company as a pre-condition of bringing any such claim the amount claimed by you or the Termination Payment, whichever is the lower. You agree that this amount is recoverable by the Company as a debt.

14.	COMPROMISE AND SETTLEMENT AGREEMENTS

14.1

You acknowledge that the conditions regulating compromise and/ or settlement agreements (as appropriate) in the following sections are satisfied: section 203(3) of the Employment Rights Act 1996, section 147(3) of the Equality Act 2010 and Regulation 35(3) of the Working Time Regulations 1998.

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14.2	You acknowledge that this Agreement relates to any matters over which an Employment Tribunal may have jurisdiction including, without limitation, the Employee Claims.

14.3	You confirm that you have received legal advice from your Adviser.

14.4

You have provided the name of your Adviser from whom you have taken this advice and the name and address of the organisation for whom your Adviser works and your Adviser has signed the certificate set out in Schedule 1 to this Agreement.

15.	MISCELLANEOUS

15.1

Save for any Group Company a person, firm, company or organisation who or which is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. The consent of a third party shall not be required for the variation or termination of this Agreement, even if that variation or termination affects the benefits conferred in this Agreement on that third party.

15.2

Although marked “without prejudice” and “subject to contract”, once the Agreement has been signed by the Company and by you and the certificate attached to this Agreement has been signed by your Adviser it shall be treated as an open agreement and binding between the Company and you.

15.3

This Agreement may be executed by the parties in separate counterparts each of which shall be an original but all of which shall constitute one and the same instrument. This Agreement is not effective until each party has executed at least one counterpart and the Adviser has signed the Adviser’s certificate. Completion of this Agreement can take place by way of exchanging signed PDF soft copies.

15.4	The headings to the clauses are for convenience only and shall not affect the construction or interpretation of this Agreement.

16.	ENTIRE AGREEMENT

16.1

This Agreement contains the entire agreement between you and the Company and supersedes and extinguishes all prior agreements, promises, assurances, warranties, representations, understandings or arrangements, whether written or oral, relating to its subject matter.

17.	APPLICABLE LAW

English law shall apply to this Agreement.

Signed by Mr Matt Harris	/s/ Matt Harris

Signed for and on behalf of the Company	/s/ Anthony Cicio

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